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E-Filed

Colorado Secretary of State
Date and Time: 05/13/2014 11:16 AM
ID Number: 20141300879

Document number: 20141300879
Amount Paid: $50.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is

Bang Holdings Corp.

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the corporation's initial principal office is

Street address
1221 Brickell Avenue Suite 900
(Street number and name)

Miami *(City)* FL *(State)* 33131 *(ZIP/Postal Code)*
(Province – if applicable) United States *(Country)*

Mailing address
(leave blank if same as street address)
(Street number and name or Post Office Box information)

(City) *(State)* *(ZIP/Postal Code)*
(Province – if applicable) *(Country)*

3. The registered agent name and registered agent address of the corporation's initial registered agent are

Name
(if an individual)
(Last) *(First)* *(Middle)* *(Suffix)*

or

(if an entity) Corporate Creations Network Inc.
(Caution: Do not provide both an individual and an entity name.)

Street address
3773 Cherry Creek North Drive #575
(Street number and name)

Denver *(City)* CO *(State)* 80209 *(ZIP/Postal Code)*

Mailing address
(leave blank if same as street address)
(Street number and name or Post Office Box information)

(City) CO *(State)* *(ZIP/Postal Code)*

(The following statement is adopted by marking the box.)
☑ The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

Name (if an individual)				
	(Last)	*(First)*	*(Middle)*	*(Suffix)*
or				
(if an entity)	Corporate Creations International Inc.			

(Caution: Do not provide both an individual and an entity name.)

Mailing address: 11380 Prosperity Farms Rd. #221 E
(Street number and name or Post Office Box information)

Palm Beach Gardens *(City)* FL *(State)* 33410 *(ZIP/Postal Code)*
(Province – if applicable) United States *(Country)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐ The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

○ The corporation is authorized to issue ________ common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

◉ Information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

6. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*
☑ This document contains additional information as provided by law.

7. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
The delayed effective date and, if applicable, time of this document is/are ____________________.
(mm/dd/yyyy hour:minute am/pm)

Notice:
Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

Martin (Last) Angela (First) (Middle) (Suffix)

11380 Prosperity Farms Rd. (Street number and name or Post Office Box information)

#221 E

Palm Beach Gardens (City) FL (State) 33410 (ZIP/Postal Code)

(Province – if applicable) United States (Country).

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Attachment to Articles of Incorporation (Corporation)
for
Bang Holdings Corp.

Authorized Shares:
Common Voting Shares: 500,000,000 Par Value: $.0001
Preferred Shares: 50,000,000 Par Value: $.0001